E                        Ernst & Young LLP              Phone:  (403) 290-4100
                         Ernst & Young Tower            Fax:    (403) 290-4265
                         1000 440 2nd Avenue SW
                         Calgary, Alberta, Canada
                         T2P 5E9





                 CONSENT OF INDENPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Reoffer Prospectus of E-Trend Networks Inc. and to the incorporation by reference therein of our report dated November 21, 2000 with respect to the consolidated financial statements of E-Trend Networks Inc. for the year ended September 30, 2000 and for the period from incorporation on April 29, 1999 to September 30, 1999 included in the Current Report (Form 8-K), dated February 21, 2001, filed with the Securities and Exchange Commission.




Calgary, Alberta                                          /S/ ERNST & YOUNG LLP
June 5, 2001                                              Chartered Accountants